Annual Report                                RIVERSOURCE INVESTMENTS(SM) LOGO]

RiverSource(SM)

Stock Fund

Annual Report for the
Period Ended Sept. 30, 2005

> RiverSource Stock Fund (formerly AXP(R)Stock Fund) seeks to provide shareholders with current income and growth of capital.

Table of Contents

Fund Snapshot                                                         3

Performance Summary                                                   4

Questions & Answers
   with Portfolio Management                                          5

The Fund's Long-term Performance                                     10

Investments in Securities                                            12

Financial Statements (Portfolio)                                     18

Notes to Financial Statements (Portfolio)                            20

Report of Independent Registered
   Public Accounting Firm (Portfolio)                                24

Financial Statements (Fund)                                          25

Notes to Financial Statements (Fund)                                 28

Report of Independent Registered
   Public Accounting Firm (Fund)                                     38

Federal Income Tax Information                                       39

Fund Expenses Example                                                41

Board Members and Officers                                           43

Approval of Investment Management
   Services Agreement                                                46

Proxy Voting                                                         51

[DALBAR LOGO]

American Express(R) Funds'* reports to shareholders have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The Seal recognizes communications demonstrating a level of excellence in the industry.

* As of Oct. 1, 2005, the RiverSource brand replaced "American Express" as the name of the American Express Funds.

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2 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Fund Snapshot
        AT SEPT. 30, 2005

PORTFOLIO MANAGERS

Portfolio managers                        Since       Years in industry
Scott Mullinix, CFA                        6/04              16
Dimitris Bertsimas, Ph.D.                 10/04              12
Gina Mourtzinou, Ph.D.                    10/04               9

FUND OBJECTIVE

For investors seeking current income and growth of capital.

Inception dates by class
A: 4/6/45         B: 3/20/95   C: 6/26/00   I: 3/4/04     Y: 3/20/95

Ticker symbols by class
A: INSTX          B: IDSBX     C: --        I: --         Y: IDSYX

Total net assets                                         $1.928 billion

Number of holdings                                                  251

STYLE MATRIX

Shading within the style matrix indicates areas in which the Fund generally invests.

       STYLE
VALUE  BLEND  GROWTH
         X            LARGE
                      MEDIUM  SIZE
                      SMALL

SECTOR COMPOSITION

Percentage of portfolio assets

[PIE CHART]

Health Care 16.8%
Financials 16.0%
Energy 13.1%
Information Technology 12.0%
Consumer Staples 11.2%
Consumer Discretionary 9.5%
Industrials 8.8%
Utilities 5.2%
Telecommunication Services 4.5%
Materials 1.9%
Short-Term Securities* 1.0%

* Of the 1.0%, 0.6% is due to security lending activity and 0.4% is the Portfolio's cash equivalent position.

TOP TEN HOLDINGS

Percentage of portfolio assets

Exxon Mobil (Oil & Gas)                                            4.0%
Altria Group (Tobacco)                                             3.6
UnitedHealth Group
(Health Care Providers & Services)                                 3.1
Johnson & Johnson (Pharmaceuticals)                                2.8
Citigroup (Diversified Financial Services)                         2.1
Chevron (Oil & Gas)                                                1.8
Hewlett-Packard (Computers & Peripherals)                          1.8
Microsoft (Software)                                               1.7
Caterpillar (Machinery)                                            1.7
Procter & Gamble (Household Products)                              1.5

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Investment products, including shares of mutual funds, involve investment risks including possible loss of principal and fluctuation in value.

Fund holdings are subject to change.

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3 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Performance Summary

[BAR CHART]
                             PERFORMANCE COMPARISON

                        For the year ended Sept. 30, 2005

                        +12.58%      +12.25%      +11.47%

+12.58% = RiverSource Stock Fund Class A (excluding sales charge)
+12.25% = Standard & Poor's 500 Index (unmanaged)
+11.47% = Lipper Large-Cap Core Funds Index

(see "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.riversource.com/investments.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

AVERAGE ANNUAL TOTAL RETURNS

                            Class A                  Class B                  Class C            Class I     Class Y
(Inception dates)          (4/6/45)                 (3/20/95)                (6/26/00)          (3/4/04)    (3/20/95)
                                                          After                      After
                        NAV(1)    POP(2)       NAV(1)     CDSC(3)       NAV(1)      CDSC(4)      NAV(5)       NAV(6)
at Sept. 30, 2005
1 year                 +12.58%    +6.11%      +11.72%      +6.72%       +11.72%     +10.72%      +13.07%     +12.83%
3 years                +12.75%   +10.54%      +11.88%     +10.81%       +11.88%     +11.88%        N/A       +12.96%
5 years                 -2.51%    -3.66%       -3.27%      -3.61%        -3.27%      -3.27%        N/A        -2.35%
10 years                +6.46%    +5.84%       +5.65%      +5.65%         N/A         N/A          N/A        +6.62%
Since inception         +9.79%    +9.68%       +6.71%      +6.71%        -2.96%      -2.96%       +5.32%      +7.68%

(1)  Excluding sales charge.

(2)  Returns at public offering price (POP) reflect a sales charge of 5.75%.

(3) Returns at maximum contingent deferred sales charge (CDSC). CDSC applies as follows: first year 5%; second and third year 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter.

(4)  1% CDSC applies to redemptions made within the first year of purchase.

(5) Sales charge is not applicable to these shares. Shares available to eligible investors only, currently limited to RiverSource Portfolio Builder Funds, six affiliated funds-of-funds.

(6) Sales charge is not applicable to these shares. Shares available to institutional investors only.

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4 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Questions & Answers
                WITH PORTFOLIO MANAGEMENT

Below, RiverSource(SM) Stock Fund's (formerly AXP(R) Stock Fund) portfolio management team -- Scott Mullinix in Minneapolis and Dimitris Bertsimas and Gina Mourtzinou in Cambridge, Mass. -- discuss the Fund's results and positioning for the 2005 fiscal year. In October 2004, Bertsimas and Mourtzinou began managing approximately 25% of the Fund's assets using a quantitative investing approach. At fiscal year-end, they managed 50% of the Fund's assets. Shareholders will be asked to approve a merger of the Fund into RiverSource Disciplined Equity Fund at a shareholder meeting on Feb. 15, 2006. This approval is not guaranteed.

Q:  How did RiverSource Stock Fund perform for the 12 months ended Sept. 30,
    2005?

A: RiverSource(SM) Stock Fund's Class A shares rose 12.58%, excluding sales charge for the 12 months ended Sept. 30, 2005. The Fund outperformed its benchmark, the broad-based Standard & Poor's 500 Index (S&P 500 Index), which rose 12.25% for the same period. The Fund's peer group, as represented by the Lipper Large-Cap Core Funds Index, gained 11.47%.

Q:  What factors most significantly affected performance?

    Bertsimas and Mourtzinou: In October 2004, we began managing a portion of the Fund using a quantitative approach. The performance of our portfolio segment has been quite strong, significantly outpacing the S&P 500 Index.

    We rely on three separate, time-tested models -- a momentum model, a value model and a quality model -- to select individual stocks for the portfolio. Overall, the stocks chosen by the momentum model were the most significant contributors to performance during the period. The momentum model outperformed the S&P 500 Index throughout the period. The value model also outperformed, but not as dramatically. The quality model lagged the benchmark, but strong results from the other models more than compensated, which is a key benefit of our multiple model approach.

    Sector weightings within our portfolio segment are a byproduct of stock selection rather than a top-down strategy. During this period, our models favored energy stocks and the Fund's large exposure to the sector was particularly beneficial. Three of the Fund's five largest positive contributors were in the energy sector -- Exxon Mobil, ConocoPhillips and Chevron Texaco. Energy stocks advanced sharply this year in response to high oil and natural gas prices and supply problems that intensified when Hurricanes Katrina and Rita damaged production capabilities on the U.S. Gulf Coast.

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5 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE]> Overall, the stocks chosen by the momentum model were the most significant contributors to performance during the period. [END CALLOUT QUOTE]

       -- Bertsimas and Mourtzinou

    The Fund's smaller-than-S&P 500 Index weighting in technology proved beneficial. Within the sector, Autodesk, which was chosen by our momentum model, was a key contributor. This company develops computer aided mechanical design software as well as other technology platforms and is currently in the midst of a very profitable product cycle that has resulted in strong price appreciation.

    Stock selection within the consumer staples sector was quite strong, and the Fund's large allocation accounted for a meaningful portion of our outperformance. Food and tobacco stock Altria, which was selected by both our momentum and value models, was one of the largest positive contributors. The stock appeared to be underpriced relative to its earnings as investors were concerned about litigation issues.

    As some of those issues were resolved during the year, Altria's price rose sharply. Individual stocks in the health care sector also added to performance.

    During the annual period, our models generally favored telecommunications stocks, leading us to a large weighting in the sector. Telecommunications was the only sector to detract from performance during the period.

    Individual detractors from performance included mortgage finance company Fannie Mae, which was selected by our value model. Fannie Mae suffered from accounting issues and concerns about increased regulatory oversight. Discount retailer Wal-Mart was another detractor. This stock was chosen by our quality model. Wal-Mart remains a solid company, but has faced near-term concerns about consumer spending, particularly in light of higher energy prices.

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6 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE]> Stock selection in the energy sector was a key contributor as the sector advanced sharply on continued high energy prices and constrained supplies. [END CALLOUT QUOTE]

       -- Mullinix

    Because our separate asset allocation model heavily favored international stocks, we maintained a small international position through holdings of iShares MSCI EAFE Index Fund, an exchange-traded fund based on the MSCI EAFE Index. This position added to Fund performance during the fiscal period.

    Mullinix: Our segment of the portfolio also performed quite well during the fiscal year. The best performing areas were energy and industrials. Stock selection in the energy sector was a key contributor as the sector advanced sharply on continued high energy prices and constrained supplies. Individual energy stocks that added to relative return included EnCana, a Canadian oil and natural gas company, and Peabody Energy, a coal company.

    Stock selection in the industrials sector was also favorable, although the portfolio was hampered by its larger-than-S&P 500 position in the underperforming sector. Construction and mining equipment company Caterpillar and industrial automation company Rockwell Automation were two industrial stocks that positively affected performance.

    Stock selection in the technology sector detracted from performance. Internet search engine Google had a strong positive impact, but wireless equipment company Qualcomm detracted.

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7 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Questions & Answers

Q:  What changes did you make to the Fund and how is it currently positioned?

    Bertsimas and Mourtzinou: Energy stocks have become slightly less attractive according to our models. Consequently, the Fund's energy position has decreased somewhat, although it is still larger than that of the S&P 500 Index.

    The Fund's allocation to industrials stocks decreased as well. The industrials position is the Fund's largest underweight relative to the S&P 500 Index. During the period, the momentum model had been favoring industrials stocks, but now considers them less attractive.

    The allocation to the financials sector also went down a bit and is still less than the S&P 500 Index. The technology allocation remains smaller than the S&P 500 Index weighting, although the position has increased slightly as the models have become slightly less negative on technology stocks. Telecommunications has stayed about the same, with a larger-than-S&P 500 Index position.

    Mullinix: We moved our segment of the portfolio to a less cyclically oriented positioning over the course of the period. At the beginning of the fiscal year, we were generally optimistic about economic growth and the prospects for the market. As inflation concerns and energy prices have risen, we have tempered our outlook. The Fund's industrials position had been materially larger than that of the S&P 500 Index; the position has since been reduced. We increased the Fund's health care position from a weighting about equal to the S&P 500 Index, up to a larger-than-S&P 500 Index position. Other sectors have been adjusted slightly, with our consumer and materials allocations now even smaller relative to the S&P 500 Index. The financials sector allocation also remains below that of the S&P 500 Index.

Q:  How do you intend to manage the Fund in the coming months?

    Bertsimas and Mourtzinou: We will continue to use our three well-tested models, striving to find the best performing stocks regardless of market conditions. We will also continue to monitor weightings as a risk control, so that no individual security, industry or sector becomes too large within the portfolio segment. We also intend to continue to employ our risk controls, including restrictions on market capitalization, price, quality, turnover and transaction costs.

    Because the portfolio's stocks are selected by a quantitative process, our economic and market outlook is not a meaningful factor in our portfolio management. That said, we think it is likely that our momentum model will -

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8 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Questions & Answers

    continue to outperform through the remainder of the calendar year. However, should it weaken, we would expect the performance of the other two models to help support the Fund's return. That is a primary benefit of combining three separate and diverse models into one strategy. We are optimistic that with this approach the Fund can perform well regardless of the types of stock or sectors leading the market.

    Mullinix: In our view, stock valuations appeared fair to relatively cheap at fiscal year-end. As a result, we do not see significant valuation risk. We consider the corporate profit outlook to be healthy, but not wildly robust. We see higher inflation, interest rates and energy prices as the most prominent risks currently affecting the market. We consider these risks to be linked and also believe they could resolve themselves in a positive way. However, we are maintaining a cautious strategy in case these risks threaten market performance.

    We are keeping the Fund's market capitalization a little higher than the S&P 500 Index and have somewhat de-emphasized sector allocations as a means to add value. Though we are looking for outperformance from our positions in the industrial and health care sector, we are mainly trying to add value through stock selection as we have done in the past fiscal year. In terms of individual stocks, we are focused on those with positive fundamentals that are leaders in their industries and exhibit attractive valuations. Overall, the Fund is positioned such that we would expect it to participate in any market advance, but also effectively weather any downturns.

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9 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

The Fund's Long-term Performance

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Stock Fund Class A shares (from 10/1/95 to 9/30/05) as compared to the performance of two widely cited performance indices, the Standard & Poor's 500 Index (S&P 500 Index) and the Lipper Large-Cap Core Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.riversource.com/investments. Also see "Past Performance" in the Fund's current prospectus.

DISTRIBUTION SUMMARY

The table below details the Fund's income and capital gain distributions for the fiscal years shown. More information on the other classes can be found in the Financial Highlights section of this report's Notes to Financial Statements.

                                                  Class A
                                         Short-term     Long-term
Fiscal year ended             Income    capital gains capital gains   Total
Sept. 30, 2005                 $0.25        $  --        $  --        $0.25
Sept. 30, 2004                  0.19           --           --         0.19
Sept. 30, 2003                  0.18           --           --         0.18
Sept. 30, 2002                  0.17           --           --         0.17
Sept. 30, 2001                  0.18         0.88         1.93         2.99

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10 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

[LINE CHART]

                        VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE STOCK FUND

Riversource Stock Fund
   (includes sales charge)               $9,425 $10,979 $14,297 $14,589 $17,172 $20,021 $15,042 $12,304 $14,277 $15,664 $17,635
S&P 500 Index                           $10,000 $12,034 $16,901 $18,430 $23,554 $26,682 $19,576 $15,565 $19,363 $22,049 $24,750
Lippper Large-Cap Core Funds Index      $10,000 $11,803 $15,955 $16,992 $21,242 $25,006 $18,032 $14,689 $17,637 $19,517 $21,756
                                          `95     `96     `97     `98     `99     `00     `01     `02     `03     `04     `05

COMPARATIVE RESULTS

Results at Sept. 30, 2005                                                                                        Since
                                                              1 year    3 years     5 years     10 years     inception(3)
RiverSource Stock Fund (includes sales charge)
Class A    Cumulative value of $10,000                       $10,611   $13,507      $8,299      $17,635     $2,673,656
           Average annual total return                        +6.11%   +10.54%      -3.66%       +5.84%         +9.68%
S&P 500 Index(1)
           Cumulative value of $10,000                       $11,225   $15,901      $9,277      $24,750            N/A
           Average annual total return                       +12.25%   +16.72%      -1.49%       +9.49%            N/A
Lipper Large-Cap Core Funds Index(2)
           Cumulative value of $10,000                       $11,147   $14,812      $8,699      $21,756            N/A
           Average annual total return                       +11.47%   +13.99%      -2.75%       +8.08%            N/A

Results for other share classes can be found on page 4.

(1) The S&P 500 Index, an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

(2) The Lipper Large-Cap Core Funds Index includes the 30 largest large-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment. See "Fund Management and Compensation" for more information.

(3) Fund data is from April 6, 1945. The Fund began operating before the inception of the S&P 500 Index and the Lipper peer group.

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11 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Investments in Securities

Equity Portfolio

Sept. 30, 2005

(Percentages represent value of investments compared to net assets)

Common Stocks (96.8%)
Issuer                                         Shares                 Value(a)

Aerospace & Defense (2.9%)
Boeing                                        253,530              $17,227,364
General Dynamics                                2,866                  342,630
Goodrich                                       23,131                1,025,629
Honeywell Intl                                220,000                8,250,000
Lockheed Martin                               150,000                9,156,000
Rockwell Collins                               55,762                2,694,420
United Technologies                           335,544               17,394,600
Total                                                               56,090,643

Air Freight & Logistics (0.1%)
FedEx                                          11,782                1,026,566

Auto Components (0.1%)
Dana                                           30,576                  287,720
Delphi                                        111,477                  307,677
Johnson Controls                               25,635                1,590,651
Total                                                                2,186,048

Automobiles (0.6%)
Ford Motor                                    512,472                5,052,974
General Motors                                151,189(d)             4,627,895
Harley-Davidson                                51,295                2,484,730
Total                                                               12,165,599

Beverages (1.8%)
Coca-Cola                                     448,176               19,356,721
Constellation Brands Cl A                      74,283(b)             1,931,358
PepsiCo                                       234,777               13,314,204
Total                                                               34,602,283

Biotechnology (0.7%)
Amgen                                         150,000(b)            11,950,500
Gilead Sciences                                29,741(b)             1,450,171
Total                                                               13,400,671

Capital Markets (2.4%)
Bear Stearns Companies                         13,037                1,430,811
Franklin Resources                             94,915                7,969,063
Goldman Sachs Group                           150,000               18,237,001
Janus Capital Group                            64,951                  938,542

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Capital Markets (cont.)
Lehman Brothers Holdings                      111,553              $12,993,693
Merrill Lynch & Co                             34,591                2,122,158
Morgan Stanley                                 59,546                3,211,911
Total                                                               46,903,179

Chemicals (0.3%)
Dow Chemical                                   56,605                2,358,730
Monsanto                                       68,798                4,317,075
Total                                                                6,675,805

Commercial Banks (2.7%)
Bank of America                               210,000                8,841,000
Comerica                                       21,570                1,270,473
KeyCorp                                        43,553                1,404,584
Natl City                                     172,364                5,763,852
PNC Financial Services Group                   98,614                5,721,584
US Bancorp                                    330,000                9,266,400
Wachovia                                       27,465                1,307,059
Wells Fargo & Co                              320,000               18,742,401
Total                                                               52,317,353

Commercial Services & Supplies (--%)
Equifax                                        27,434                  958,544

Communications Equipment (1.4%)
Cisco Systems                                 480,000(b)             8,606,400
Comverse Technology                            71,637(b)             1,881,904
Corning                                       356,027(b)             6,882,002
Motorola                                      360,000                7,952,400
Tellabs                                       102,379(b)             1,077,027
Total                                                               26,399,733

Computers & Peripherals (3.5%)
Apple Computer                                251,040(b)            13,458,254
Dell                                           90,000(b)             3,078,000
EMC                                           580,000(b)             7,505,200
Gateway                                       251,317(b)               678,556
Hewlett-Packard                             1,155,152               33,730,438
Lexmark Intl Cl A                              15,641(b)               954,883
NCR                                            40,190(b)             1,282,463
Network Appliance                             107,784(b)             2,558,792
QLogic                                        145,178(b)             4,965,088
Total                                                               68,211,674

See accompanying notes to investments in securities.

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12 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Construction & Engineering (--%)
Fluor                                          13,516                 $870,160

Consumer Finance (0.8%)
MBNA                                           79,188                1,951,192
Providian Financial                            52,700(b)               931,736
SLM                                           220,000               11,800,800
Total                                                               14,683,728

Distributors (0.1%)
Genuine Parts                                  28,762                1,233,890

Diversified Financial Services (3.4%)
CIT Group                                      34,530                1,560,065
Citigroup                                     867,558               39,491,241
iShares MSCI EAFE Index Fund                  407,600               23,677,484
Moody's                                        20,581                1,051,277
Total                                                               65,780,067

Diversified Telecommunication Services (4.4%)
AT&T                                          386,118                7,645,136
BellSouth                                     679,135               17,861,251
SBC Communications                            963,781               23,101,830
Sprint Nextel                                 667,110               15,863,876
Verizon Communications                        599,438               19,595,628
Total                                                               84,067,721

Electric Utilities (3.4%)
Allegheny Energy                               49,289(b)             1,514,158
American Electric Power                        61,522                2,442,423
CenterPoint Energy                             81,337                1,209,481
DTE Energy                                      7,313                  335,374
Edison Intl                                    31,102                1,470,503
Exelon                                        207,773               11,103,389
FPL Group                                      51,979                2,474,200
PG&E                                          108,523                4,259,528
PPL                                           440,000               14,225,201
Southern                                      360,000               12,873,600
TECO Energy                                    99,311                1,789,584
TXU                                           101,331               11,438,243
Xcel Energy                                    51,961                1,018,955
Total                                                               66,154,639

Electrical Equipment (0.4%)
American Power Conversion                      72,997                1,890,622
Rockwell Automation                           121,883(d)             6,447,611
Total                                                                8,338,233

Electronic Equipment & Instruments (0.2%)
Jabil Circuit                                  31,906(b)               986,534
Sanmina-SCI                                   787,345(b)             3,377,710
Total                                                                4,364,244

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Energy Equipment & Services (2.5%)
Baker Hughes                                  180,000              $10,742,400
Halliburton                                   218,157               14,948,117
Natl Oilwell Varco                             21,945(b)             1,443,981
Noble                                          32,093                2,197,087
Schlumberger                                  100,000                8,438,000
Transocean                                    173,396(b)            10,630,909
Total                                                               48,400,494

Food & Staples Retailing (2.5%)
Albertson's                                    82,337                2,111,944
CVS                                           402,856               11,686,853
Kroger                                        183,056(b)             3,769,123
Safeway                                       129,805                3,323,008
SYSCO                                          42,579                1,335,703
Wal-Mart Stores                               591,524               25,920,582
Total                                                               48,147,213

Food Products (1.4%)
Archer-Daniels-Midland                        202,405                4,991,307
Hershey                                        23,734                1,336,462
Kellogg                                       220,000               10,148,600
WM Wrigley Jr                                 150,000               10,782,000
Total                                                               27,258,369

Health Care Equipment & Supplies (2.6%)
Baxter Intl                                   190,000                7,575,300
Becton, Dickinson & Co                         24,737                1,296,961
Guidant                                        20,378                1,403,840
Medtronic                                     436,831               23,422,879
St. Jude Medical                              180,000(b)             8,424,000
Stryker                                       145,000                7,167,350
Total                                                               49,290,330

Health Care Providers & Services (6.8%)
Aetna                                         107,567                9,265,821
Cardinal Health                                46,110                2,925,218
Caremark Rx                                   108,287(b)             5,406,770
CIGNA                                          86,047               10,141,499
Express Scripts                                20,594(b)             1,280,947
HCA                                           113,610                5,444,191
Humana                                         51,440(b)             2,462,947
McKesson                                       78,501                3,724,872
Medco Health Solutions                         63,244(b)             3,467,669
Quest Diagnostics                              39,405                1,991,529
Tenet Healthcare                               69,745(b)               783,236
UnitedHealth Group                          1,051,384               59,087,782
WellPoint                                     334,149(b)            25,335,178
Total                                                              131,317,659

See accompanying notes to investments in securities.

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13 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Hotels, Restaurants & Leisure (1.6%)
Darden Restaurants                             50,646               $1,538,119
Harrah's Entertainment                        189,387               12,346,139
Marriott Intl Cl A                            208,825               13,155,974
Wendy's Intl                                   22,198                1,002,240
Yum! Brands                                    55,583                2,690,773
Total                                                               30,733,245

Household Durables (1.2%)
Centex                                         73,255                4,730,808
DR Horton                                     191,481                6,935,442
KB HOME                                        53,290                3,900,828
Pulte Homes                                   110,575                4,745,879
Stanley Works                                   4,742                  221,357
Whirlpool                                      21,968                1,664,515
Total                                                               22,198,829

Household Products (1.6%)
Kimberly-Clark                                 38,134                2,270,117
Procter & Gamble                              480,000               28,540,800
Total                                                               30,810,917

Industrial Conglomerates (1.9%)
3M                                            122,286                8,970,901
General Electric                              810,000               27,272,700
Total                                                               36,243,601

Insurance (4.5%)
ACE                                            12,982(c)               611,063
Allstate                                      274,851               15,196,511
Ambac Financial Group                          43,792                3,155,652
American Intl Group                           190,000               11,772,400
Aon                                            56,826                1,822,978
Chubb                                         124,009               11,105,006
Hartford Financial
  Services Group                               19,040                1,469,317
Jefferson-Pilot                                14,239                  728,610
Lincoln Natl                                   62,101                3,230,494
Loews                                          38,931                3,597,614
Marsh & McLennan
  Companies                                    95,414                2,899,631
MBIA                                           53,750                3,258,325
Prudential Financial                          161,681               10,923,168
Safeco                                         18,055                  963,776
St. Paul Travelers Companies                  316,775               14,213,694
Torchmark                                      22,084                1,166,698
UnumProvident                                  76,942                1,577,311
Total                                                               87,692,248

Internet & Catalog Retail (0.2%)
eBay                                           83,280(b)             3,431,136

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Internet Software & Services (0.7%)
Google Cl A                                    25,000(b)            $7,911,500
Yahoo!                                        140,000(b)             4,737,600
Total                                                               12,649,100

IT Services (0.4%)
Affiliated Computer
  Services Cl A                                19,858(b)             1,084,247
Automatic Data Processing                      21,107                  908,445
Convergys                                     108,755(b)             1,562,809
Electronic Data Systems                        95,135                2,134,830
Sabre Holdings Cl A                            53,261                1,080,133
Unisys                                        153,647(b,g)           1,020,216
Total                                                                7,790,680

Leisure Equipment & Products (0.2%)
Eastman Kodak                                 115,450                2,808,899
Mattel                                        120,252                2,005,803
Total                                                                4,814,702

Machinery (2.2%)
Caterpillar                                   533,574               31,347,473
Ingersoll-Rand Cl A                            25,846(c)               988,093
ITT Inds                                       82,384                9,358,822
PACCAR                                         14,299                  970,759
Total                                                               42,665,147

Media (0.4%)
Time Warner                                   300,000                5,433,000
Walt Disney                                   121,048                2,920,888
Total                                                                8,353,888

Metals & Mining (1.5%)
BHP Billiton ADR                              325,000(c)            11,108,500
Nucor                                          10,550                  622,345
Peabody Energy                                 80,000                6,748,000
Phelps Dodge                                   87,001               11,304,039
Total                                                               29,782,884

Multi-Utilities & Unregulated Power (1.7%)
AES                                           254,585(b)             4,182,832
CMS Energy                                    111,348(b)             1,831,675
Constellation Energy Group                     23,442                1,444,027
Dominion Resources                            122,059               10,514,161
Duke Energy                                   244,784                7,140,349
Public Service
  Enterprise Group                             82,300                5,296,828
Sempra Energy                                  35,742                1,682,019
Total                                                               32,091,891

See accompanying notes to investments in securities.

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14 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Multiline Retail (2.3%)
Dollar General                                 81,264               $1,490,382
Family Dollar Stores                           38,890                  772,744
Federated Dept Stores                          90,167                6,029,467
JC Penney                                      32,168                1,525,407
Kohl's                                        150,000(b)             7,527,000
Nordstrom                                      86,390                2,964,905
Sears Holdings                                  2,908(b)               361,813
Target                                        450,000               23,368,500
Total                                                               44,040,218

Oil & Gas (10.4%)
Amerada Hess                                    9,921                1,364,138
Anadarko Petroleum                             28,997                2,776,463
BG Group ADR                                  290,000(c)            13,830,100
Chevron                                       522,473               33,819,677
ConocoPhillips                                340,857               23,829,313
Devon Energy                                  110,790                7,604,626
El Paso                                       227,662                3,164,502
EnCana                                        240,000(c)            13,994,400
EOG Resources                                  79,258                5,936,424
Exxon Mobil                                 1,199,078               76,189,416
Kerr-McGee                                     14,959                1,452,668
Kinder Morgan                                  38,796                3,730,623
Marathon Oil                                   31,607                2,178,671
Occidental Petroleum                           25,800                2,204,094
Sunoco                                         43,220                3,379,804
Valero Energy                                  32,149                3,634,766
Total                                                              199,089,685

Pharmaceuticals (6.3%)
Abbott Laboratories                            72,778                3,085,787
Bristol-Myers Squibb                          565,979               13,617,455
Johnson & Johnson                             835,361               52,861,645
Merck & Co                                    764,577               20,804,140
Pfizer                                        581,530               14,520,804
Roche Holding ADR                             190,000(c)            13,248,795
Wyeth                                          78,704                3,641,634
Total                                                              121,780,260

Real Estate Investment Turst (0.2%)
Apartment Investment &
  Management Cl A                              18,334                  710,993
Equity Office Properties Trust                 52,744                1,725,256
Simon Property Group                           14,650                1,085,858
Total                                                                3,522,107

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Road & Rail (1.1%)
Burlington Northern Santa Fe                   69,012               $4,126,918
CSX                                           267,916               12,452,735
Norfolk Southern                               74,244                3,011,337
Union Pacific                                  10,324                  740,231
Total                                                               20,331,221

Semiconductors & Semiconductor Equipment (2.4%)
Advanced Micro Devices                         96,742(b)             2,437,898
Applied Micro Circuits                        361,162(b)             1,083,486
Intel                                         867,380               21,380,917
LSI Logic                                     100,831(b)               993,185
Maxim Integrated Products                     120,000                5,118,000
Natl Semiconductor                             44,096                1,159,725
NVIDIA                                         82,546(b)             2,829,677
Texas Instruments                             310,000               10,509,000
Total                                                               45,511,888

Software (3.1%)
Adobe Systems                                  58,882(d)             1,757,628
Autodesk                                       41,982                1,949,644
Citrix Systems                                 41,974(b)             1,055,226
Compuware                                     301,837(b)             2,867,452
Microsoft                                   1,235,210               31,781,953
Oracle                                        867,629(b)            10,749,923
SAP ADR                                       200,000(c)             8,666,000
Symantec                                       71,785(b)             1,626,648
Total                                                               60,454,474

Specialty Retail (2.3%)
AutoNation                                     46,675(b)               932,100
Best Buy                                      255,079(g)            11,103,589
Home Depot                                    613,978               23,417,120
Lowe's Companies                              100,000                6,440,000
Office Depot                                   46,048(b)             1,367,626
Staples                                        43,797                  933,752
Total                                                               44,194,187

Textiles, Apparel & Luxury Goods (0.3%)
Coach                                          28,636(b)               898,025
Liz Claiborne                                  15,157                  595,973
Nike Cl B                                      47,341                3,866,813
VF                                             16,538                  958,708
Total                                                                6,319,519

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
15 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Thrifts & Mortgage Finance (1.6%)
Countrywide Financial                          55,068               $1,816,143
Fannie Mae                                    287,414               12,881,895
Freddie Mac                                   106,639                6,020,838
MGIC Investment                                28,521                1,831,048
Washington Mutual                             206,790                8,110,304
Total                                                               30,660,228

Tobacco (3.6%)
Altria Group                                  926,178               68,268,580
UST                                            42,237                1,768,041
Total                                                               70,036,621

Total Common Stocks
(Cost: $1,714,526,918)                                          $1,866,043,521

Short-Term Securities (1.0%)(e)
Issuer                 Effective               Amount                 Value(a)
                         yield               payable at
                                              maturity
Commercial Paper
Alpine Securitization
   10-03-05               3.89%            $7,600,000(f)            $7,597,536
Citigroup Funding
   10-03-05               3.89                900,000                  899,708
Societe Generale North America
   10-03-05               3.76             10,000,000                9,996,867

Total Short-Term Securities
(Cost: $18,496,074)                                                $18,494,111

Total Investments in Securities
(Cost: $1,733,022,992)(h)                                       $1,884,537,632

See accompanying notes to investments in securities.

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16 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Notes to Investments in Securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)   Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Sept. 30, 2005, the value of foreign securities represented 3.2% of net assets.

(d) At Sept. 30, 2005, security was partially or fully on loan. See Note 5 to the financial statements.

(e) Cash collateral received from security lending activity is invested in short-term securities and represents 0.6% of net assets. See Note 5 to the financial statements. 0.4% of net assets is the Portfolio's cash equivalent position.

(f) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Sept. 30, 2005, the value of these securities amounted to $7,597,536 or 0.4% of net assets.

(g) Partially pledged as initial margin deposit on the following open stock index futures contracts (see Note 4 to the financial statements):

      Type of security                                               Contracts
      Purchase contracts
      S&P 500 Index, Dec. 2005                                              68

(h) At Sept. 30, 2005, the cost of securities for federal income tax purposes was $1,739,134,415 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

      Unrealized appreciation                                     $192,876,508
      Unrealized depreciation                                      (47,473,291)
                                                                   -----------
      Net unrealized appreciation                                 $145,403,217
                                                                  ------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

How to find information about the Fund's portfolio holdings

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at www.riversource.com/investments.

--------------------------------------------------------------------------------
17 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Financial Statements

Statement of assets and liabilities
Equity Portfolio

Sept. 30, 2005
Assets
Investments in securities, at value (Note 1)*
   (identified cost $1,733,022,992)                             $1,884,537,632
Dividends and accrued interest receivable                            2,409,178
Receivable for investment securities sold                           56,700,145
                                                                    ----------
Total assets                                                     1,943,646,955
                                                                 -------------
Liabilities
Disbursements in excess of cash on demand deposit                      343,645
Payable for investment securities purchased                          3,821,390
Payable upon return of securities loaned (Note 5)                   10,845,600
Accrued investment management services fee                              26,371
Other accrued expenses                                                  94,442
                                                                        ------
Total liabilities                                                   15,131,448
                                                                    ----------
Net assets                                                      $1,928,515,507
                                                                ==============
* Including securities on loan, at value (Note 5)               $   10,494,679
                                                                --------------

See accompanying notes to financial statements.

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18 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Statement of operations
Equity Portfolio

Year ended Sept. 30, 2005
Investment income
Income:
Dividends                                                                         $ 44,375,628
Interest                                                                               981,342
Fee income from securities lending (Note 5)                                            111,840
   Less foreign taxes withheld                                                         (25,100)
                                                                                       -------
Total income                                                                        45,443,710
                                                                                    ----------
Expenses (Note 2):
Investment management services fee                                                   9,961,824
Compensation of board members                                                           17,218
Custodian fees                                                                         181,769
Audit fees                                                                              33,750
Other                                                                                   80,906
                                                                                        ------
Total expenses                                                                      10,275,467
   Earnings credits on cash balances (Note 2)                                             (149)
                                                                                          ----
Total net expenses                                                                  10,275,318
                                                                                    ----------
Investment income (loss) -- net                                                     35,168,392
                                                                                    ----------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on:
   Security transactions (Note 3)                                                  219,675,266
   Futures contracts                                                                 1,037,011
                                                                                     ---------
Net realized gain (loss) on investments                                            220,712,277
Net change in unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies                1,908,523
                                                                                     ---------
Net gain (loss) on investments and foreign currencies                              222,620,800
                                                                                   -----------
Net increase (decrease) in net assets resulting from operations                   $257,789,192
                                                                                  ============

Statements of changes in net assets
Equity Portfolio

Year ended Sept. 30,                                                                         2005                      2004
Operations
Investment income (loss) -- net                                                    $   35,168,392            $   35,485,819
Net realized gain (loss) on investments                                               220,712,277               197,097,988
Net change in unrealized appreciation (depreciation) on investments
     and on translation of assets and liabilities in foreign currencies                 1,908,523                 6,927,011
                                                                                        ---------                 ---------
Net increase (decrease) in net assets resulting from operations                       257,789,192               239,510,818
                                                                                      -----------               -----------
Proceeds from contributions                                                            59,766,885                19,586,930
Fair value of withdrawals                                                            (584,032,050)             (428,338,955)
                                                                                     ------------              ------------
Net contributions (withdrawals) from partners                                        (524,265,165)             (408,752,025)
                                                                                     ------------              ------------
Total increase (decrease) in net assets                                              (266,475,973)             (169,241,207)
Net assets at beginning of year                                                     2,194,991,480             2,364,232,687
                                                                                    -------------             -------------
Net assets at end of year                                                          $1,928,515,507            $2,194,991,480
                                                                                   ==============            ==============

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
19 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Notes to Financial Statements

Equity Portfolio

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Equity Portfolio (the Portfolio) is a series of Growth and Income Trust (the Trust) and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. Equity Portfolio invests primarily in common stocks and securities convertible into common stocks. In pursuit of its income objective, the Portfolio will invest in income-producing equity securities (such as convertible securities and preferred stocks) and short-term debt instruments (such as commercial paper). The Declaration of Trust permits the Trustees to issue non-transferable interests in the Portfolio.

The Portfolio's significant accounting policies are summarized below:

Use of estimates

Preparing financial statements that conform to U.S generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

Valuation of securities

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Pursuant to procedures adopted by the Board of Trustees of the portfolios, Ameriprise Financial, Inc. (Ameriprise Financial) (formerly American Express Financial Corporation) utilizes Fair Value Pricing (FVP). FVP determinations are made in good faith in accordance with these procedures. If a development or event is so significant that there is a reasonably high degree of certainty that the effect of the development or event has actually caused the closing price to no longer reflect the actual value, the closing prices, as determined at the close of the applicable foreign market, may be adjusted to reflect the fair value of the affected foreign securities as of the close of the New York Stock Exchange. Significant events include material movements in the U.S. securities markets prior to the opening of foreign markets on the following trading day. FVP results in an estimated price that reasonably reflects the current market conditions in order to value the portfolio holdings such that shareholder transactions receive a fair net asset value. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

Option transactions

To produce incremental earnings, protect gains and facilitate buying and selling of securities for investments, the Portfolio may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Portfolio also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Portfolio gives up the opportunity for profit if the
--------------------------------------------------------------------------------
20 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT market price of the security increases. The risk in writing a put option is that the Portfolio may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Portfolio pays a premium whether or not the option is exercised. The Portfolio also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Portfolio will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

Futures transactions

To gain exposure to or protect itself from market changes, the Portfolio may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Portfolio also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Portfolio is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Portfolio each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Portfolio recognizes a realized gain or loss when the contract is closed or expires.

Foreign currency translations and foreign currency contracts

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Portfolio may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Portfolio and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Portfolio is subject to the credit risk that the other party will not complete its contract obligations.

--------------------------------------------------------------------------------
21 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Guarantees and indemnifications

Under the Portfolio's organizational documents, its officers and trustees are indemnified against certain liabilities arising out of the performance of their duties to the Portfolio. In addition, certain of the Portfolio's contracts with its service providers contain general indemnification clauses. The Portfolio's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Portfolio cannot be determined and the Portfolio has no historical basis for predicting the likelihood of any such claims.

Federal taxes

For federal income tax purposes the Portfolio qualifies as a partnership and each investor in the Portfolio is treated as the owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Portfolio. As a "pass-through" entity, the Portfolio therefore does not pay any income dividends or capital gain distributions.

Other

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. FEES AND EXPENSES

The Trust, on behalf of the Portfolio, has an Investment Management Services Agreement with RiverSource Investments, LLC (the Investment Manager) to manage its portfolio. Prior to Oct. 1, 2005, investment management services were provided by Ameriprise Financial. Under this agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Portfolio's average daily net assets that declines from 0.53% to 0.40% annually as the Portfolio's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of RiverSource Stock Fund to the Lipper Large-Cap Core Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the fee by $423,352 for the year ended Sept. 30, 2005.

Under the agreement, the Trust also pays taxes, brokerage commissions and nonadvisory expenses, which include custodian fees, audit and certain legal fees, fidelity bond premiums, registration fees for units, office expenses, consultants' fees, compensation of trustees, corporate filing fees, expenses incurred in connection with lending securities of the Portfolio and any other expenses properly payable by the Trust or Portfolio and approved by the Board.

Under a Deferred Compensation Plan (the Plan), non-interested trustees may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the underlying Fund or other RiverSource funds. The Portfolio's liability for these amounts is adjusted for market value changes and remains in the Portfolio until distributed in accordance with the Plan.

--------------------------------------------------------------------------------
22 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

During the year ended Sept. 30, 2005, the Portfolio's custodian fees were reduced by $149 as a result of earnings credits from overnight cash balances. The Portfolio also pays custodian fees to Ameriprise Trust Company (formerly American Express Trust Company), an affiliate of Ameriprise Financial.

According to a Placement Agency Agreement, Ameriprise Financial Services, Inc. (formerly American Express Financial Advisors Inc.) acts as placement agent of the Trust's units.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $2,687,689,212 and $3,113,480,622, respectively, for the year ended Sept. 30, 2005. Realized gains and losses are determined on an identified cost basis.

Brokerage clearing fees paid to brokers affiliated with Ameriprise Financial were $23,308 for the year ended Sept. 30, 2005.

4. STOCK INDEX FUTURES CONTRACTS

At Sept. 30, 2005, investments in securities included securities valued at $5,323,940 that were pledged as collateral to cover initial margin deposits on 68 open purchase contracts. The notional market value of the open purchase contracts at Sept. 30, 2005 was $20,983,100 with a net unrealized gain of $152,424. See "Summary of significant accounting policies" and "Notes to investments in securities."

5. LENDING OF PORTFOLIO SECURITIES

At Sept. 30, 2005, securities valued at $10,494,679 were on loan to brokers. For collateral, the Portfolio received $10,845,600 in cash. Cash collateral received is invested in short-term securities, which are included in the short-term section of the "Investments in securities." Income from securities lending amounted to $111,840 for the year ended Sept. 30, 2005. The risks to the Portfolio of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

6. FINANCIAL HIGHLIGHTS

The table below shows certain important financial information for evaluating the Portfolio's results.

Ratios/supplemental data
Fiscal period ended Sept. 30,                                             2005      2004       2003       2002        2001
Ratio of expenses to average daily net assets(a)                          .49%      .47%       .47%       .49%        .48%
Ratio of net investment income (loss) to average daily net assets        1.68%     1.48%      1.56%      1.35%       1.27%
Portfolio turnover rate (excluding short-term securities)                 132%       76%        68%        86%         87%
Total return(b)                                                         13.05%    10.19%     16.53%    (17.87%)    (24.59%)

(a) Expense ratio is based on total expenses of the Portfolio before reduction of earnings credits on cash balances. The ratio does not include feeder fund expenses.

(b) Total return is based on a calculated Portfolio net asset value and does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
23 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Report of Independent
                Registered Public Accounting Firm

THE BOARD OF TRUSTEES AND UNITHOLDERS

GROWTH AND INCOME TRUST

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of Equity Portfolio (a series of Growth and Income Trust) as of September 30, 2005, the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended September 30, 2005, and the financial highlights for each of the years in the five-year period ended September 30, 2005. These financial statements and the financial highlights are the responsibility of portfolio management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2005, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Equity Portfolio as of September 30, 2005, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S generally accepted accounting principles.

KPMG LLP

Minneapolis, Minnesota

November 21, 2005

--------------------------------------------------------------------------------
24 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Financial Statements

Statement of assets and liabilities
RiverSource Stock Fund

Sept. 30, 2005
Assets
Investment in Portfolio (Note 1)                                                                             $1,928,427,199
Capital shares receivable                                                                                             3,471
                                                                                                                      -----
Total assets                                                                                                  1,928,430,670
                                                                                                              -------------
Liabilities
Capital shares payable                                                                                               21,923
Accrued distribution fee                                                                                            693,279
Accrued service fee                                                                                                     910
Accrued transfer agency fee                                                                                           1,201
Accrued administrative services fee                                                                                   1,788
Other accrued expenses                                                                                              142,682
                                                                                                                    -------
Total liabilities                                                                                                   861,783
                                                                                                                    -------
Net assets applicable to outstanding capital stock                                                           $1,927,568,887
                                                                                                             ==============
Represented by
Capital stock -- $.01 par value (Note 1)                                                                     $      962,872
Additional paid-in capital                                                                                    1,813,573,085
Undistributed net investment income                                                                                 435,066
Accumulated net realized gain (loss) (Note 5)                                                                   (39,078,047)
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies                                           151,675,911
                                                                                                                -----------
Total -- representing net assets applicable to outstanding capital stock                                     $1,927,568,887
                                                                                                             ==============
Net assets applicable to outstanding shares:                  Class A                                        $1,465,893,330
                                                              Class B                                        $   96,842,633
                                                              Class C                                        $    2,561,437
                                                              Class I                                        $   29,862,147
                                                              Class Y                                        $  332,409,340
Net asset value per share of outstanding capital stock:       Class A shares          73,190,529             $        20.03
                                                              Class B shares           4,876,852             $        19.86
                                                              Class C shares             129,515             $        19.78
                                                              Class I shares           1,491,161             $        20.03
                                                              Class Y shares          16,599,166             $        20.03
                                                                                      ----------             --------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
25 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Statement of operations
RiverSource Stock Fund

Year ended Sept. 30, 2005
Investment income
Income:
Dividends                                                                                                      $ 44,373,878
Interest                                                                                                            981,547
Fee income from securities lending                                                                                  111,835
   Less foreign taxes withheld                                                                                      (25,099)
                                                                                                                    -------
Total income                                                                                                     45,442,161
                                                                                                                 ----------
Expenses (Note 2):
Expenses allocated from Portfolio                                                                                10,274,907
Distribution fee
   Class A                                                                                                        3,845,677
   Class B                                                                                                        1,296,503
   Class C                                                                                                           28,462
Transfer agency fee                                                                                               2,221,703
Incremental transfer agency fee
   Class A                                                                                                          147,751
   Class B                                                                                                           46,200
   Class C                                                                                                              940
Service fee -- Class Y                                                                                              398,708
Administrative services fees and expenses                                                                           712,884
Compensation of board members                                                                                        13,518
Printing and postage                                                                                                349,010
Registration fees                                                                                                    43,633
Audit fees                                                                                                           11,250
Other                                                                                                                39,840
                                                                                                                     ------
Total expenses                                                                                                   19,430,986
   Earnings credits on cash balances (Note 2)                                                                       (82,322)
                                                                                                                    -------
Total net expenses                                                                                               19,348,664
                                                                                                                 ----------
Investment income (loss) -- net                                                                                  26,093,497
                                                                                                                 ----------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on:
   Security transactions                                                                                        219,667,986
   Futures contracts                                                                                              1,036,976
                                                                                                                  ---------
Net realized gain (loss) on investments                                                                         220,704,962
Net change in unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies                                             1,907,020
                                                                                                                  ---------
Net gain (loss) on investments and foreign currencies                                                           222,611,982
                                                                                                                -----------
Net increase (decrease) in net assets resulting from operations                                                $248,705,479
                                                                                                               ============

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
26 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Statements of changes in net assets
RiverSource Stock Fund

Year ended Sept. 30,                                                                      2005                      2004
Operations and distributions
Investment income (loss) -- net                                                   $     26,093,497           $   24,794,317
Net realized gain (loss) on investments                                               220,704,962               197,092,357
Net change in unrealized appreciation (depreciation) on investments
     and on translation of assets and liabilities in foreign currencies                 1,907,020                 6,926,582
                                                                                        ---------                 ---------
Net increase (decrease) in net assets resulting from operations                       248,705,479               228,813,256
                                                                                      -----------               -----------
Distributions to shareholders from:
     Net investment income
         Class A                                                                      (19,994,077)              (17,822,836)
         Class B                                                                         (687,745)                 (462,784)
         Class C                                                                          (15,405)                   (9,793)
         Class I                                                                         (336,154)                  (73,594)
         Class Y                                                                       (5,892,670)               (6,002,196)
                                                                                       ----------                ----------
Total distributions                                                                   (26,926,051)              (24,371,203)
                                                                                      -----------               -----------
Capital share transactions (Note 3)
Proceeds from sales
     Class A shares (Note 2)                                                           38,099,206                63,479,881
     Class B shares                                                                     6,244,292                12,358,184
     Class C shares                                                                       340,354                   856,199
     Class I shares                                                                    17,726,947                13,794,550
     Class Y shares                                                                    23,186,848               103,308,321
Reinvestment of distributions at net asset value
     Class A shares                                                                    18,040,932                16,110,619
     Class B shares                                                                       674,826                   454,174
     Class C shares                                                                        15,084                     9,509
     Class I shares                                                                       335,983                    73,495
     Class Y shares                                                                     5,892,670                 6,002,197
Payments for redemptions
     Class A shares                                                                  (350,217,134)             (277,171,254)
     Class B shares (Note 2)                                                          (69,260,145)              (73,507,847)
     Class C shares (Note 2)                                                           (1,247,181)                 (793,152)
     Class I shares                                                                    (2,402,445)               (1,535,947)
     Class Y shares                                                                  (176,240,953)             (237,347,682)
                                                                                     ------------              ------------
Increase (decrease) in net assets from capital share transactions                    (488,810,716)             (373,908,753)
                                                                                     ------------              ------------
Total increase (decrease) in net assets                                              (267,031,288)             (169,466,700)
Net assets at beginning of year                                                     2,194,600,175             2,364,066,875
                                                                                    -------------             -------------
Net assets at end of year                                                          $1,927,568,887            $2,194,600,175
                                                                                   ==============            ==============
Undistributed net investment income                                                $      435,066            $    1,307,250
                                                                                   --------------            --------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
27 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Notes to Financial Statements

RiverSource Stock Fund

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of AXP Stock Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. AXP Stock Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board.

The Fund offers Class A, Class B, Class C and Class Y shares.

o  Class A shares are sold with a front-end sales charge.

o Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

o  Class C shares may be subject to a CDSC.

o Class Y shares have no sales charge and are offered only to qualifying institutional investors.

The Fund offers an additional class of shares, Class I, exclusively to certain institutional investors. Class I shares have no sales charge and are made available through a separate prospectus supplement provided to investors eligible to purchase the shares. At Sept. 30, 2005, Ameriprise Financial and the RiverSource Portfolio Builder Funds owned 100% of Class I shares, which represents 1.55% of the Fund's net assets.

All classes of shares have identical voting, dividend and liquidation rights. The distribution fee, transfer agency fees and service fee (class specific expenses) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

Investment in Equity Portfolio

The Fund currently invests all of its assets in Equity Portfolio (the Portfolio), a series of Growth and Income Trust (the Trust), an open-end investment company that has the same objectives as the Fund. The Portfolio invests primarily in common stocks and securities convertible into common stocks. In pursuit of its income objective, the Portfolio will invest in income-producing equity securities (such as convertible securities and preferred stocks) and short-term debt instruments (such as commercial paper).

The Fund records daily its share of the Portfolio's income, expenses and realized and unrealized gains and losses. The financial statements of the Portfolio are included elsewhere in this report and should be read in conjunction with the Fund's financial statements.

The Fund records its investment in the Portfolio at the value that is equal to the Fund's proportionate ownership interest in the Portfolio's net assets. The percentage of the Portfolio owned by the Fund at Sept. 30, 2005 was 99.99%.

The Fund's Board has approved the withdrawal of the Fund's assets from the Portfolio, which is expected to be completed in late 2005 or early 2006. After that date, the Fund will invest directly in and manage its own portfolio of securities rather than investing in the Portfolio.

--------------------------------------------------------------------------------
28 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

All securities held by the Portfolio are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Pursuant to procedures adopted by the Board of Trustees of the portfolios, Ameriprise Financial utilizes Fair Value Pricing
(FVP). FVP determinations are made in good faith in accordance with these procedures. If a development or event is so significant that there is a reasonably high degree of certainty that the effect of the development or event has actually caused the closing price to no longer reflect the actual value, the closing prices, as determined at the close of the applicable foreign market, may be adjusted to reflect the fair value of the affected foreign securities as of the close of the New York Stock Exchange. Significant events include material movements in the U.S. securities markets prior to the opening of foreign markets on the following trading day. FVP results in an estimated price that reasonably reflects the current market conditions in order to value the portfolio holdings such that shareholder transactions receive a fair net asset value. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

Use of estimates

Preparing financial statements that conform to U.S generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

Guarantees and indemnifications

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

Federal taxes

The Fund's policy is to comply with all sections of the Internal Revenue Code that apply to regulated investment companies and to distribute substantially all of its taxable income to the shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes, and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

--------------------------------------------------------------------------------
29 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $39,630 and accumulated net realized loss has been decreased by $39,630.

The tax character of distributions paid for the years indicated is as follows:

Year ended Sept. 30,                          2005               2004

Class A
Distributions paid from:
     Ordinary income                      $19,994,077        $17,822,836
     Long-term capital gain                        --                 --
Class B
Distributions paid from:
     Ordinary income                          687,745            462,784
     Long-term capital gain                        --                 --
Class C
Distributions paid from:
     Ordinary income                           15,405              9,793
     Long-term capital gain                        --                 --
Class I*
Distributions paid from:
     Ordinary income                          336,154             73,594
     Long-term capital gain                        --                 --
Class Y
Distributions paid from:
     Ordinary income                        5,892,670          6,002,196
     Long-term capital gain                        --                 --

* Inception date is March 4, 2004.

At Sept. 30, 2005, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income                               $    432,975
Accumulated long-term gain (loss)                           $(32,594,987)
Unrealized appreciation (depreciation)                      $145,194,942

Dividends to shareholders

Dividends from net investment income, declared and paid each calendar quarter, when available, are reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the last income dividend of the calendar year.

--------------------------------------------------------------------------------
30 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

2. EXPENSES AND SALES CHARGES

In addition to the expenses allocated from the Portfolio, the Fund accrues its own expenses as follows:

The Fund has an agreement with Ameriprise Financial to provide administrative services. Under the current Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.04% to 0.02% annually as the Fund's assets increase. Effective Oct. 1, 2005, the fee percentage of the Fund's average daily net assets declines from 0.06% to 0.03% annually as the Fund's assets increase. A minor portion of additional administrative service expenses paid by the Fund are consultants' fees and fund office expenses. Under this agreement, the Fund also pays taxes, audit and certain legal fees, registration fees for shares, compensation of board members, corporate filing fees and any other expenses properly payable by the Fund and approved by the Board.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Under a separate Transfer Agency Agreement, RiverSource Service Corporation (formerly American Express Client Service Corporation) (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

o  Class A $19.50

o  Class B $20.50

o  Class C $20.00

o  Class Y $17.50

The incremental transfer agency fee is the amount charged to the specific classes for the additional expense above the fee for Class Y.

Class I pays a transfer agency fee at an annual rate per shareholder account of $1. This amount is included in the transfer agency fee on the statement of operations.

Beginning May 20, 2005, the Transfer Agent implemented an annual closed account fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees were insignificant for the year ended Sept. 30, 2005 and are included in the transfer agency fees on the statement of operations.

The Fund has agreements with Ameriprise Financial Services, Inc. (formerly American Express Financial Advisors Inc.) (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate up to 0.25% of the Fund's average daily net assets attributable to Class A shares and up to 1.00% for Class B and Class C shares.

--------------------------------------------------------------------------------
31 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Under a Shareholder Service Agreement, the Fund pays the Distributor a fee for service provided to shareholders by financial advisors and other servicing agents. The fee is calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares.

Sales charges received by the Distributor for distributing Fund shares were $363,572 for Class A, $69,470 for Class B and $66 for Class C for the year ended Sept. 30, 2005.

During the year ended Sept. 30, 2005, the Fund's transfer agency fees were reduced by $82,322 as a result of earnings credits from overnight cash balances.

3. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                                                    Year ended Sept. 30, 2005
                                              Class A           Class B          Class C           Class I          Class Y
Sold                                        1,971,686           331,033           18,146           927,451        1,226,230
Issued for reinvested distributions           933,025            35,239              790            17,335          304,989
Redeemed                                  (18,300,800)       (3,638,263)         (66,361)         (130,408)      (9,233,441)
                                          -----------        ----------          -------          --------       ----------
Net increase (decrease)                   (15,396,089)       (3,271,991)         (47,425)          814,378       (7,702,222)
                                          -----------        ----------          -------           -------       ----------

                                                                    Year ended Sept. 30, 2004
                                              Class A           Class B          Class C          Class I*          Class Y
Sold                                        3,548,705           689,923           48,092           759,831        5,707,084
Issued for reinvested distributions           890,502            25,336              534             4,073          331,674
Redeemed                                  (15,333,355)       (4,140,596)         (44,248)          (87,121)     (13,073,718)
                                          -----------        ----------          -------           -------      -----------
Net increase (decrease)                   (10,894,148)       (3,425,337)           4,378           676,783       (7,034,960)
                                          -----------        ----------            -----           -------       ----------

* Inception date is March 4, 2004

4. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 20, 2005. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other RiverSource funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.07% per annum. Prior to this agreement, the Fund had a revolving credit agreement that permitted borrowings up to $500 million with The Bank of New York. The Fund had no borrowings outstanding during the year ended Sept. 30, 2005.

5. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, the Fund had a capital loss carry-over of $32,594,987 at Sept. 30, 2005, that if not offset by capital gains will expire in 2011. It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

--------------------------------------------------------------------------------
32 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

6. SUBSEQUENT EVENT

Shareholders will be asked to approve a merger of RiverSource Stock Fund into RiverSource Disciplined Equity Fund (formerly AXP Quantitative Large Cap Equity
Fund) at a shareholder meeting on Feb. 15, 2006. This approval is not guaranteed.

7. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

Class A
Per share income and capital changes(a)
Fiscal period ended Sept. 30,                                               2005       2004        2003        2002       2001
Net asset value, beginning of period                                      $18.02     $16.60      $14.47      $17.86     $27.12
                                                                          ------     ------      ------      ------     ------
Income from investment operations:
Net investment income (loss)                                                 .24        .20         .18         .17        .20
Net gains (losses) (both realized and unrealized)                           2.02       1.41        2.13       (3.39)     (6.47)
                                                                          ------     ------      ------      ------     ------
Total from investment operations                                            2.26       1.61        2.31       (3.22)     (6.27)
                                                                          ------     ------      ------      ------     ------
Less distributions:
Dividends from net investment income                                        (.25)      (.19)       (.18)       (.17)      (.18)
Distributions from realized gains                                             --         --          --          --      (2.81)
                                                                          ------     ------      ------      ------     ------
Total distributions                                                         (.25)      (.19)       (.18)       (.17)     (2.99)
                                                                          ------     ------      ------      ------     ------
Net asset value, end of period                                            $20.03     $18.02      $16.60      $14.47     $17.86
                                                                          ------     ------      ------      ------     ------
Ratios/supplemental data
Net assets, end of period (in millions)                                   $1,466     $1,596      $1,651      $1,599     $2,277
Ratio of expenses to average daily net assets(b)                            .91%       .89%        .92%        .92%       .87%
Ratio of net investment income (loss) to average daily net assets          1.26%      1.06%       1.12%        .93%       .88%
Portfolio turnover rate (excluding short-term securities)                   132%        76%         68%         86%        87%
Total return(c)                                                           12.58%      9.72%      16.03%     (18.20%)   (24.87%)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
33 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Class B
Per share income and capital changes(a)
Fiscal period ended Sept. 30,                                               2005       2004        2003        2002       2001
Net asset value, beginning of period                                      $17.86     $16.44      $14.34      $17.70     $26.90
                                                                          ------     ------      ------      ------     ------
Income from investment operations:
Net investment income (loss)                                                 .09        .05         .06         .03        .01
Net gains (losses) (both realized and unrealized)                           2.00       1.42        2.10       (3.36)     (6.39)
                                                                          ------     ------      ------      ------     ------
Total from investment operations                                            2.09       1.47        2.16       (3.33)     (6.38)
                                                                          ------     ------      ------      ------     ------
Less distributions:
Dividends from net investment income                                        (.09)      (.05)       (.06)       (.03)      (.01)
Distributions from realized gains                                             --         --          --          --      (2.81)
                                                                          ------     ------      ------      ------     ------
Total distributions                                                         (.09)      (.05)       (.06)       (.03)     (2.82)
                                                                          ------     ------      ------      ------     ------
Net asset value, end of period                                            $19.86     $17.86      $16.44      $14.34     $17.70
                                                                          ------     ------      ------      ------     ------
Ratios/supplemental data
Net assets, end of period (in millions)                                      $97       $146        $190        $210       $306
Ratio of expenses to average daily net assets(b)                           1.69%      1.67%       1.69%       1.69%      1.64%
Ratio of net investment income (loss) to average daily net assets           .51%       .27%        .35%        .15%       .11%
Portfolio turnover rate (excluding short-term securities)                   132%        76%         68%         86%        87%
Total return(c)                                                           11.72%      8.91%      15.09%     (18.84%)   (25.48%)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
34 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Class C
Per share income and capital changes(a)
Fiscal period ended Sept. 30,                                               2005       2004        2003        2002       2001
Net asset value, beginning of period                                      $17.79     $16.39      $14.30      $17.66     $26.88
                                                                          ------     ------      ------      ------     ------
Income from investment operations:
Net investment income (loss)                                                 .09        .06         .07         .04        .04
Net gains (losses) (both realized and unrealized)                           1.99       1.39        2.09       (3.36)     (6.41)
                                                                          ------     ------      ------      ------     ------
Total from investment operations                                            2.08       1.45        2.16       (3.32)     (6.37)
                                                                          ------     ------      ------      ------     ------
Less distributions:
Dividends from net investment income                                        (.09)      (.05)       (.07)       (.04)      (.04)
Distributions from realized gains                                             --         --          --          --      (2.81)
                                                                          ------     ------      ------      ------     ------
Total distributions                                                         (.09)      (.05)       (.07)       (.04)     (2.85)
                                                                          ------     ------      ------      ------     ------
Net asset value, end of period                                            $19.78     $17.79      $16.39      $14.30     $17.66
                                                                          ------     ------      ------      ------     ------
Ratios/supplemental data
Net assets, end of period (in millions)                                       $3         $3          $3          $2         $2
Ratio of expenses to average daily net assets(b)                           1.69%      1.67%       1.70%       1.71%      1.64%
Ratio of net investment income (loss) to average daily net assets           .51%       .29%        .32%        .14%       .16%
Portfolio turnover rate (excluding short-term securities)                   132%        76%         68%         86%        87%
Total return(c)                                                           11.72%      8.87%      15.11%     (18.84%)   (25.47%)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
35 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Class I
Per share income and capital changes(a)
Fiscal period ended Sept. 30,                                               2005       2004(b)
Net asset value, beginning of period                                      $18.01     $18.96
                                                                          ------     ------
Income from investment operations:
Net investment income (loss)                                                 .31        .20
Net gains (losses) (both realized and unrealized)                           2.03       (.96)
                                                                          ------     ------
Total from investment operations                                            2.34       (.76)
                                                                          ------     ------
Less distributions:
Dividends from net investment income                                        (.32)      (.19)
                                                                          ------     ------
Net asset value, end of period                                            $20.03     $18.01
                                                                          ------     ------
Ratios/supplemental data
Net assets, end of period (in millions)                                      $30        $12
Ratio of expenses to average daily net assets(c)                            .56%       .52%(d)
Ratio of net investment income (loss) to average daily net assets          1.48%      1.50%(d)
Portfolio turnover rate (excluding short-term securities)                   132%        76%
Total return(e)                                                           13.07%     (4.03%)(f)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  Inception date is March 4, 2004.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d)  Adjusted to an annual basis.

(e)  Total return does not reflect payment of a sales charge.

(f)  Not annualized.

--------------------------------------------------------------------------------
36 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Class Y
Per share income and capital changes(a)
Fiscal period ended Sept. 30,                                               2005       2004        2003        2002       2001
Net asset value, beginning of period                                      $18.01     $16.59      $14.46      $17.86     $27.13
                                                                          ------     ------      ------      ------     ------
Income from investment operations:
Net investment income (loss)                                                 .27        .23         .20         .20        .23
Net gains (losses) (both realized and unrealized)                           2.03       1.41        2.14       (3.40)     (6.47)
                                                                          ------     ------      ------      ------     ------
Total from investment operations                                            2.30       1.64        2.34       (3.20)     (6.24)
                                                                          ------     ------      ------      ------     ------
Less distributions:
Dividends from net investment income                                        (.28)      (.22)       (.21)       (.20)      (.22)
Distributions from realized gains                                             --         --          --          --      (2.81)
                                                                          ------     ------      ------      ------     ------
Total distributions                                                         (.28)      (.22)       (.21)       (.20)     (3.03)
                                                                          ------     ------      ------      ------     ------
Net asset value, end of period                                            $20.03     $18.01      $16.59      $14.46     $17.86
                                                                          ------     ------      ------      ------     ------
Ratios/supplemental data
Net assets, end of period (in millions)                                     $332       $438        $520        $490       $694
Ratio of expenses to average daily net assets(b)                            .75%       .73%        .76%        .76%       .71%
Ratio of net investment income (loss) to average daily net assets          1.44%      1.23%       1.28%       1.08%      1.04%
Portfolio turnover rate (excluding short-term securities)                   132%        76%         68%         86%        87%
Total return(c)                                                           12.83%      9.90%      16.23%     (18.12%)   (24.77%)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(c)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------
37 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Report of Independent
              Registered Public Accounting Firm

THE BOARD AND SHAREHOLDERS

AXP STOCK SERIES, INC.

We have audited the accompanying statement of assets and liabilities of RiverSource Stock Fund (a series of AXP Stock Series, Inc.) as of September 30, 2005, the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended September 30, 2005, and the financial highlights for each of the years in the five-year period ended September 30, 2005. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Stock Fund as of September 30, 2005, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S generally accepted accounting principles.

KPMG LLP

Minneapolis, Minnesota

November 21, 2005

--------------------------------------------------------------------------------
38 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Federal Income Tax Information

(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

RiverSource Stock Fund
Fiscal year ended Sept. 30, 2005

Class A

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                            100%
     Dividends Received Deduction for corporations                        100%

Payable date                                                         Per share
Dec. 22, 2004                                                         $0.12588
March 28, 2005                                                         0.03557
June 28, 2005                                                          0.04590
Sept. 28, 2005                                                         0.04043
Total distributions                                                   $0.24778

Class B

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                            100%
     Dividends Received Deduction for corporations                        100%

Payable date                                                         Per share
Dec. 22, 2004                                                         $0.08943
June 28, 2005                                                          0.00098
Total distributions                                                   $0.09041

--------------------------------------------------------------------------------
39 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Class C

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                            100%
     Dividends Received Deduction for corporations                        100%

Payable date                                                         Per share
Dec. 22, 2004                                                         $0.09030
Sept. 28, 2005                                                         0.00219
Total distributions                                                   $0.09249

Class I

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                            100%
     Dividends Received Deduction for corporations                        100%

Payable date                                                         Per share
Dec. 22, 2004                                                          0.14313
March 28, 2005                                                         0.05432
June 28, 2005                                                          0.06408
Sept. 28, 2005                                                         0.05895
Total                                                                 $0.32048

Class Y

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                            100%
     Dividends Received Deduction for corporations                        100%

Payable date                                                         Per share
Dec. 22, 2004                                                         $0.13346
March 28, 2005                                                         0.04359
June 28, 2005                                                          0.05417
Sept. 28, 2005                                                         0.04852
Total distributions                                                   $0.27974

--------------------------------------------------------------------------------
40 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Fund Expenses Example

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Sept. 30, 2005.

Actual Expenses

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------
41 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

                                                          Beginning            Ending            Expenses
                                                        account value       account value      paid during         Annualized
                                                        April 1, 2005      Sept. 30, 2005      the period(a)      expense ratio
Class A
         Actual(b)                                         $1,000              $1,057.70          $4.85(c)             .94%
         Hypothetical (5% return before expenses)          $1,000              $1,020.36          $4.76(c)             .94%
Class B
         Actual(b)                                         $1,000              $1,053.60          $8.80(c)            1.71%
         Hypothetical (5% return before expenses)          $1,000              $1,016.50          $8.64(c)            1.71%
Class C
         Actual(b)                                         $1,000              $1,053.40          $8.80(c)            1.71%
         Hypothetical (5% return before expenses)          $1,000              $1,016.50          $8.64(c)            1.71%
Class I
         Actual(b)                                         $1,000              $1,059.70          $2.94(c)             .57%
         Hypothetical (5% return before expenses)          $1,000              $1,022.21          $2.89(c)             .57%
Class Y
         Actual(b)                                         $1,000              $1,058.60          $3.97(c)             .77%
         Hypothetical (5% return before expenses)          $1,000              $1,021.21          $3.90(c)             .77%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period).

(b) Based on the actual return for the six months ended Sept. 30, 2005: +5.77% for Class A, +5.36% for Class B, +5.34% for Class C, +5.97% for Class I and +5.86% for Class Y.

(c) Effective Oct. 1, 2005, the Fund's Board of Directors approved a change to the fee schedule under the Administrative Services Agreement between Ameriprise Financial and the Fund. If the revised fee schedule under the Administrative Services Agreement had been in place for the entire six-month period ended Sept. 30, 2005, the actual expenses paid would have been $4.95 for Class A, $8.91 for Class B, $8.91 for Class C, $3.05 for Class I and $4.08 for Class Y; the hypothetical expenses paid would have been $4.86 for Class A, $8.74 for Class B, $8.74 for Class C, $2.99 for Class I and $4.00 for Class Y.

--------------------------------------------------------------------------------
42 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Board Members and Officers

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 11 Master Trust portfolios and 90 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

Independent Board Members

Name, address, age                     Position held       Principal occupation during past     Other directorships
                                       with Fund and       five years
                                       length of service
-------------------------------------- ------------------- ------------------------------------ ------------------------
Arne H. Carlson                        Board member        Chair, Board Services Corporation
901 S. Marquette Ave.                  since 1999          (provides administrative services
Minneapolis, MN 55402                                      to boards); former Governor  of
Age 71                                                     Minnesota
-------------------------------------- ------------------- ------------------------------------ ------------------------
Philip J. Carroll, Jr*.                Board member        Retired Chairman and CEO,  Fluor     Scottish Power PLC,
901 S. Marquette Ave.                  since 2002          Corporation (engineering  and        Vulcan Materials
Minneapolis, MN 55402                                      construction)                        Company, Inc.
Age 67                                                                                          (construction
                                                                                                materials/chemicals)
-------------------------------------- ------------------- ------------------------------------ ------------------------
Patricia M. Flynn                      Board member        Trustee Professor of Economics and
901 S. Marquette Ave.                  since 2004          Management, Bentley College;
Minneapolis, MN 55402                                      former Dean, McCallum Graduate
Age 54                                                     School of Business, Bentley College
-------------------------------------- ------------------- ------------------------------------ ------------------------
Anne P. Jones                          Board member        Attorney and Consultant
901 S. Marquette Ave.                  since 1985
Minneapolis, MN 55402
Age 70
-------------------------------------- ------------------- ------------------------------------ ------------------------
Jeffrey Laikind                        Board member        Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.                  since 2005          Asset Management                     Insurance
Minneapolis, MN 55402
Age 70
-------------------------------------- ------------------- ------------------------------------ ------------------------
Stephen R. Lewis, Jr.                  Board member        President Emeritus and  Professor    Valmont Industries,
901 S. Marquette Ave.                  since 2002          of Economics,  Carleton College      Inc. (manufactures
Minneapolis, MN 55402                                                                           irrigation systems)
Age 65
-------------------------------------- ------------------- ------------------------------------ ------------------------
Catherine James Paglia                 Board member        Director, Enterprise Asset           Strategic
901 S. Marquette Ave.                  since 2004          Management, Inc. (private real       Distribution, Inc.
Minneapolis, MN 55402                                      estate and asset management          (transportation,
Age 53                                                     company)                             distribution and
                                                                                                logistics consultants)
-------------------------------------- ------------------- ------------------------------------ ------------------------

* Phillip J. Carroll, Jr. retired as a member of the Board, effective Nov. 10, 2005

--------------------------------------------------------------------------------
43 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Independent Board Members (continued)

Name, address, age                     Position held       Principal occupation during past     Other directorships
                                       with Fund and       five years
                                       length of service
-------------------------------------- ------------------- ------------------------------------ ------------------------
Alan K. Simpson                        Board member        Former three-term United States
1201 Sunshine Ave.                     since 1997          Senator for Wyoming
Cody, WY 82414
Age 74
-------------------------------------- ------------------- ------------------------------------ ------------------------
Alison Taunton-Rigby                   Board member        Chief Executive Officer,             Hybridon, Inc.
901 S. Marquette Ave.                  since 2002          RiboNovix, Inc. since 2003           (biotechnology)
Minneapolis, MN 55402                                      (biotechnology); former President,
Age 61                                                     Forester Biotech
-------------------------------------- ------------------- ------------------------------------ ------------------------

Board Member Affiliated with Ameriprise Financial, Inc. (formerly AEFC)**

Name, address, age                     Position held       Principal occupation during past     Other directorships
                                       with Fund and       five years
                                       length of service
-------------------------------------- ------------------- ------------------------------------ ------------------------
William F. Truscott                    Board member        President - U.S. Asset Management
53600 Ameriprise Financial Center      since 2001,  Vice   and Chief Investment Officer of
Minneapolis, MN 55474                  President  since    Ameriprise Financial, Inc. and
Age 45                                 2002                President, Chairman of the Board
                                                           and Chief Investment Officer of
                                                           RiverSource Investments, LLC
                                                           since 2005. Senior Vice President
                                                           - Chief Investment Officer of
                                                           Ameriprise Financial, Inc. and
                                                           Chairman of the Board and Chief
                                                           Investment Officer of RiverSource
                                                           Investments, LLC, 2001-2005;
                                                           former Chief Investment Officer
                                                           and Managing Director, Zurich
                                                           Scudder
-------------------------------------- ------------------- ------------------------------------ ------------------------

** Interested person by reason of being an officer, director and/or employee of Ameriprise Financial, Inc. (formerly American Express Financial Corporation) or of RiverSource Investments, LLC, its wholly owned subsidiary.

--------------------------------------------------------------------------------
44 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

Fund Officers

Name, address, age                     Position held       Principal occupation during past     Other directorships
                                       with Fund and       five years
                                       length of service
-------------------------------------- ------------------- ------------------------------------ ------------------------
Jeffrey P. Fox                         Treasurer           Vice President - Investment
105 Ameriprise Financial Center        since 2002          Accounting, Ameriprise Financial,
Minneapolis, MN 55474                                      Inc., since 2002; Vice President -
Age 50                                                     Finance, American Express Company,
                                                           2000-2002; Vice President -
                                                           Corporate Controller, Ameriprise
                                                           Financial, Inc., 1996-2000
-------------------------------------- ------------------- ------------------------------------ ------------------------
Paula R. Meyer                         President           Senior Vice President - Mutual
596 Ameriprise Financial Center        since 2002          Funds, Ameriprise Financial,
Minneapolis, MN 55474                                      Inc.,  since 2002 and Senior Vice
Age 51                                                     President, RiverSource
                                                           Investments, LLC since 2004; Vice
                                                           President  and Managing Director
                                                           -  American Express Funds,
                                                           Ameriprise Financial, Inc.,
                                                           2000-2002; Vice President,
                                                           Ameriprise Financial, Inc.,
                                                           1998-2000
-------------------------------------- ------------------- ------------------------------------ ------------------------
Leslie L. Ogg                          Vice President,     President of Board Services
901 S. Marquette Ave.                  General Counsel,    Corporation
Minneapolis, MN 55402                  and Secretary
Age 67                                 since 1978
-------------------------------------- ------------------- ------------------------------------ ------------------------
Beth E. Weimer                         Chief Compliance    Vice President and Chief
172 Ameriprise Financial Center        Officer since 2004  Compliance Officer, Ameriprise
Minneapolis, MN 55474                                      Financial, Inc., since 2001 and
Age 52                                                     Chief Compliance Officer,
                                                           RiverSource Investments, LLC
                                                           since 2005; Vice President and
                                                           Chief Compliance Officer - Asset
                                                           Management and Insurance,
                                                           Ameriprise Financial Services,
                                                           Inc., since 2001; Partner, Arthur
                                                           Andersen Regulatory Risk
                                                           Services,  1998-2001
-------------------------------------- ------------------- ------------------------------------ ------------------------

The SAI has additional information about the Fund's directors and is available, without charge, upon request by calling (800) 862-7919.

--------------------------------------------------------------------------------
45 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Approval of Investment Management Services Agreement

RiverSource Investments, LLC (RiverSource), a wholly-owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial; formerly, American Express Financial Corporation), serves as the investment manager to the Fund. Under an investment management services agreement (the IMS Agreement), the investment manager provides investment advice and other services to the Fund. Throughout the year, the Fund's Board of Directors (the Board) and the Board's Investment Review and Contracts Committees monitor these services.

Ameriprise Financial had served as investment manager to the Fund until Sept. 29, 2005. On that date, and pursuant to the consent of the Board, Ameriprise Financial transferred its rights, title, and interest and its burdens and obligations under the IMS Agreement to RiverSource, its wholly-owned subsidiary.

Each year, the Board determines whether to continue the IMS Agreement by evaluating the quality and level of service received and the costs associated with those services. To assist the Board in making this determination, the investment manager prepares detailed reports for the Board and its Contracts Committee in March and April and provides data prepared by independent organizations. The Board gives considerable weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the IMS Agreement.

This past year, prior to the Board's annual review process, on Feb. 1, 2005, American Express Company, the former parent of Ameriprise Financial, announced its intention to pursue a spin-off of Ameriprise Financial by distributing shares of the common stock of Ameriprise Financial to shareholders of American Express Company. Following this announcement, the Board determined to proceed with its annual review process and, after thorough review of the reports and data provided, at a meeting held in person on April 14, 2005, the Board, including all of its independent members, determined that the quality and level of advisory services provided pursuant to the IMS Agreement were satisfactory and that fees were fair and reasonable. However, in light of the announced plans of the spin-off, the Board approved continuation of the IMS Agreement with Ameriprise Financial for only an interim period ending on the later of (i) the effective date of the spin-off; or (ii) the approval of a new IMS Agreement with Ameriprise Financial (or its subsidiary) by the shareholders of the Fund, but in no event for a period longer than one year. A detailed discussion of the Board's considerations and determinations is provided below under "Board Considerations Related to Renewal of IMS Agreement for an Interim Period."

While it was expected that the spin-off would not result in an "assignment" of the IMS Agreement under the Investment Company Act of 1940 and, therefore, would not cause the termination of the IMS Agreement according to its terms, independent counsel to the Board advised the Board that the legal question of whether the spin-off would result in an assignment turns on a highly fact-sensitive analysis. Therefore, the Board determined, as a matter of prudence, to proceed as if the IMS Agreement would terminate as a result of the spin-off. Accordingly, the Board determined to renew the IMS Agreement for the interim period only and to consider a new IMS Agreement for the Fund prior to the spin-off. In light of the need to consider new contracts, the Board also determined to review, and consider where appropriate, making changes to the current terms of the IMS Agreement.

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46 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT
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During the course of the six-month period following the April 2005 meeting, the
Board and its committees met at five in-person meetings to consider proposed new contracts for the Fund. At a meeting of the Board held on Sept. 8, 2005, the Board, including all of its independent members, approved, and recommended shareholders approve, a proposed new IMS Agreement with RiverSource (the New IMS Agreement). A meeting of the Fund's shareholders is expected to be held on Feb. 15, 2006, to consider approval of the new agreement. If approved, the New IMS Agreement would take effect shortly after the shareholder meeting. A detailed discussion of the Board's considerations and determinations respecting the New IMS Agreement is provided below under "Board Considerations Related to the New IMS Agreement."

Board Considerations Related to Renewal of IMS Agreement for an Interim Period

Investment performance is a major factor in the evaluation process, and the Board reviewed the Fund's performance over a range of different periods by comparing its performance to relevant Lipper and broader market indices. The Board considered that, over time, the Fund's investment performance should be above median for a peer group of funds with similar investment goals and noted that the Fund's investment performance in 2004 was below median. Ameriprise Financial has taken steps to address the below median performance.

The Board noted that, in addition to portfolio management and investment research, Ameriprise Financial provides portfolio trading, daily net asset value calculation, management of cash flow, product development, administration of its compliance and legal departments, access to distribution, accounting and recordkeeping, and reporting to the Board and shareholders. To evaluate these services, the Board referred to surveys and benchmarks established by commercial providers, trade associations and Ameriprise Financial's internal processes. The Board concluded that the services provided were consistent with services provided by investment managers to comparable mutual funds.

The Board also evaluated the price paid for the services provided by Ameriprise Financial, noting the existence of a pricing philosophy, established by the Board and Ameriprise Financial, that seeks to maintain total Fund expenses within a range of the median expenses charged to comparable funds sold through financial advisers. The Board considered detailed information set forth in an annual report on fees and expenses, including, among other things, data showing
(i) a comparison of the Fund's expenses with median expenses paid by funds in its comparison group and (ii) the Fund's contribution to Ameriprise Financial's profitability. The Board determined that the total expense ratio of the Fund is below median of its comparison group.

The Board considered the economies of scale that might be realized by Ameriprise Financial as the Fund grew and took note of the extent to which Fund shareholders also might benefit from such growth. The Board considered that the IMS Agreement provided for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

The Board took into account the Contracts Committee's discussion comparing the fees Ameriprise Financial charges to the Fund with those it charges to institutional clients, noting that the relatively higher fees paid by the Fund were principally attributable to the additional services required to manage a regulated mutual fund such as the Fund, and the operation of a

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47 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT
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large mutual fund family. The Board also considered the profitability realized by Ameriprise Financial and its affiliates from its relationship with the Fund. The Board took into account the services acquired by Ameriprise Financial through the use of commission dollars paid by the Fund on portfolio transactions. The Board concluded that Ameriprise Financial's overall costs and profitability were appropriate, although profitability may be too low on an ongoing basis.

The Board noted that the fees paid by the Fund should permit Ameriprise Financial to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. Based on the foregoing, the Board concluded that the fees paid to Ameriprise Financial under the IMS Agreement were fair and reasonable and determined to approve renewal of the IMS Agreement for the interim period.

Board Considerations Related to Approval of New IMS Agreement

For the six months following the April 2005 meeting, the Board evaluated whether to approve the New IMS Agreements for each of the funds within the Ameriprise Financial fund complex (together, the Funds) with post-spin Ameriprise Financial (or RiverSource). Independent counsel, Schulte Roth & Zabel LLP (Schulte), assisted the Boards in fulfilling their statutory and other responsibilities associated with the spin-off and the resulting consideration of new contracts, including the New IMS Agreement. The Board and its committees were provided with a wealth of written and oral information in this regard. Furthermore, in connection with the Board's considerations as to whether post-spin Ameriprise Financial, as an entity independent from American Express Company, would be capable of continuing to provide a high quality of services to the Funds, the Board's independent members retained their own financial adviser, Credit Suisse First Boston LLC (CSFB) to assist it in analyzing the capital adequacy of post-spin Ameriprise Financial. (The costs of independent counsel and CSFB and of additional meetings of the Boards were borne by Ameriprise Financial as part of the commitment of American Express Company to ensure a complete and thorough review of the proposed spin-off and its effect on the services provided by Ameriprise Financial and its subsidiaries.)

In carrying out its legal responsibilities associated with the consideration of the New IMS Agreement, the Board evaluated the following factors:

Nature, Extent and Quality of Services to be Provided by Post-Spin Ameriprise Financial (and Its Subsidiaries)

The Board recognized that only a few months had passed since its April 2005 conclusion that the nature, extent and quality of services provided by Ameriprise Financial were satisfactory and consistent with those that would be expected for a fund family of the size of the Funds and its determination to renew the IMS Agreement for the interim period. However, the Board also recognized the need to supplement this assessment with an evaluation of whether the spin-off or other factors would result in changes to the advisory services being provided under the current IMS Agreement.

The Board focused its evaluation on the following factors potentially impacting the nature, extent and quality of advisory services to be provided by Ameriprise
Financial: (i) Ameriprise Financial's projected capital structure and capital adequacy as a stand-alone entity; (ii) its legal and regulatory risks; (iii) its ability to retain and attract personnel; and (iv) its ability to successfully re-brand its products and services. Based on extensive presentations and reports

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48 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT
by Ameriprise Financial, CSFB and Schulte, the Board concluded that the proposed capital structure (which includes certain indemnification commitments made by American Express Company) should enable RiverSource to continue to provide a high quality and level of advisory services to the Fund. In making this determination, the Board took into account representations by management of Ameriprise Financial that projected capital levels would allow Ameriprise Financial and RiverSource to meet legal and compliance responsibilities, build their distribution network, pursue technological upgrades, make capital commitments necessary to retain and attract key personnel devoted to legal and compliance responsibilities, portfolio management and distribution, and pursue smaller asset management acquisitions to help grow the asset management business. The Board accorded significant weight to CSFB's confirmation as to the reasonableness of the proposed capital structure. The Board also considered the fact that there were no expected departures of key personnel involved in the portfolio management, operations and marketing of the Funds as a result of the announcement of the spin-off.

The Board concluded that, based on all of the materials and information provided, post-spin Ameriprise Financial (including RiverSource) would be in a position to continue to provide a high quality and level of advisory services to the Fund.

Investment Performance

The Board next focused on investment performance. The Board reviewed reports documenting the Fund's performance over one-, three- and/or five-year periods, as well as the entire period during which its current portfolio manager has managed the Fund, and compared to relevant Lipper and market indices. The Board took into account its determination in April 2005 that investment performance had not met expectations but appropriate action, such as adding the Cambridge office to the portfolio management team, had been pursued in order to help the Fund achieve its longer-term performance objective.

The Board also considered that it had been receiving monthly performance reports for the Fund and that there had been no significant deviations from April's overall performance data.

Cost of Services Provided

The Board evaluated comparative fees and the costs of services under the current IMS Agreement and the New IMS Agreement, including fees charged by Ameriprise Financial (including RiverSource and other subsidiaries) to institutional clients. The Board studied RiverSource's effort (i.e., its "pricing philosophy") to set substantially all Funds' total expense ratios at or below the median expense ratio of comparable mutual funds (as compiled by Lipper). The Board observed that the proposed advisory fee changes are designed to work in tandem with proposed changes to administrative services fees. It also noted that RiverSource has agreed to voluntarily impose expense caps or waivers to achieve this pricing objective whenever the expense ratio exceeded the median expense ratio by more than three basis points (unless the higher ratio was due to the impact of the performance fee adjustment.) The Board considered that advisory fees under the New IMS Agreements would stay the same or decrease. The Board also took into account the effect of the proposed performance incentive adjustment on the advisory fee. In this regard, the Board recalled its past determinations regarding the appropriateness of (i) the use of the relevant index for the performance comparison; (ii) the methodology for determining when the Board may change an index used

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49 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT
to calculate the performance incentive adjustment; (iii) the periods used for averaging the Fund's assets and computing investment performance; and (iv) the length of the period over which performance is computed.

The Board next considered the expected profitability to Ameriprise Financial and RiverSource derived from their relationship with the Fund, recalling the April 2005 determination that the profitability level was appropriate. The Board noted that projected profitability of Ameriprise Financial would allow it to operate effectively and, at the same time, reinvest in RiverSource and its other asset management businesses. The Board also considered that the proposed changes in advisory fees and the mergers of certain other Funds would result in revenue gains to Ameriprise Financial, but that these increases would not materially alter profit margins due to expected increases in costs associated with the spin-off, particularly re-branding and separation. CSFB also reported that Ameriprise Financial's projected level of return on equity was generally reasonable in light of the returns on equity of its industry competitors. In evaluating profitability, the Board also considered the benefits Ameriprise Financial obtains through the use of commission dollars paid on portfolio transactions for the Fund and from other business relationships that result from managing the Fund. The Board also considered the fees charged by Ameriprise Financial (and its subsidiaries) to institutional clients as well as the fees paid to, and charged by, sub-advisers, noting the differences in services provided in each case. In light of these considerations, the Board concluded that projected profitability levels were appropriate.

Other Considerations

In addition, the Board accorded weight to the fact that, under the New IMS Agreement, RiverSource Investments is held to a higher standard of care than under the current IMS Agreements. The Board also noted Ameriprise Financial's commitment to a culture that adheres to ethical business practice, assigns accountability to senior management and seeks to identify conflicts and propose appropriate action to minimize the risks posed by the conflicts.

Furthermore, the Board recognized that it was not limited to considering management's proposed contracts. In this regard, the Board evaluated the circumstances under which it would consider the retention of an investment adviser different from RiverSource Investments. The Board concluded, based on its consultation with independent counsel, that pursuing the retention of a different adviser was not necessary, primarily because, in its best judgment, Ameriprise Financial continues to be basically the same organization (from a functional and managerial standpoint), as was prior to the spin-off. The Board reasoned that shareholders purchased shares of the Fund with an expectation that the current investment advisory organization would be servicing the Fund.

The Fund's Board has approved a merger of the Fund into RiverSource Disciplined Equity Fund. Completion of the merger is subject to final approval by shareholders of the Fund. Proxy materials regarding the merger will be distributed to shareholders in December 2005, and a meeting of shareholders to consider the merger will be scheduled for February 2006.

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50 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

Proxy Voting

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling
(800) 862-7919; by looking at the website www.riversource.com/investments; or by searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge by calling the Fund's administrator, Board Services Corporation, collect at (612) 330-9283; by looking at the website www.riversource.com/investments; or by searching the website of the SEC at www.sec.gov.

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51 -- RIVERSOURCE STOCK FUND -- 2005 ANNUAL REPORT

[RIVERSOURCE INVESTMENTS(SM) LOGO]

RiverSource Investments
200 Ameriprise Financial Center
Minneapolis, MN 55474

This report must be accompanied or preceded by the Fund's current prospectus. RiverSource funds are managed by RiverSource Investments, LLC and distributed by Ameriprise Financial Services, Inc., Member NASD. Both companies are part of Ameriprise Financial, Inc.